MUTUAL RELEASE AND NON-DISPARAGEMENT AGREEMENT

I, Donald W. Wallace (“Executive”), in consideration of and subject to the performance by Lazy Days R.V. Center, Inc., a Florida corporation (together with its subsidiaries, the “Company”), of its obligations under the Retirement Agreement dated as of the date hereof by and among Executive, Lazy Days’ R.V. Center Inc., LD Holdings Inc., and RV Acquisition Inc. (the “Retirement Agreement”), do hereby release and forever discharge as of the date hereof the Company and all present and former directors, officers, executives, employees, attorneys, agents, representatives, executives, successors and assigns of the Company and its direct or indirect owners, parents, affiliates and subsidiaries (and their directors, officers, executives, employees, attorneys, agents, representatives and executives) (collectively, the “Released Parties”) to the extent provided below.

(1)
Except as provided in paragraph 2 below, I knowingly and voluntarily release and forever discharge the Released Parties from any and all claims, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date hereof) and whether known or unknown, suspected, or claimed against any of the Released Parties which I, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my engagement by, employment with or separation from the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1866, as amended; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”).

(2)
I understand and agree that this Mutual Release And Non-Disparagement Agreement (“Release”) does not waive or release any rights or claims which arise after the date I execute this Release; claims for enforcement of Section C and E of the Retirement Agreement; claims for benefits under any employee benefit plan maintained by the Company; claims under Section 5(iv) of that certain Management Agreement dated as of May 14, 2004 among Bruckmann, Rosser, Sherrill & Co., L.L.C., RV Acquisition, Inc., LD Holdings, Inc. and the Company; claims for unemployment or worker’s compensation as provided by law; or actions or omissions by the Company prior to the date hereof that represent willful misconduct or fraud. To the best of my knowledge, I am not aware of any claims that I have under any employee benefit plan maintained by the Company other than in connection with my participation in the Company’s 401(K) plan and any claims I may have under the Company’s group health and disability insurance plans.

(3)
I acknowledge and intend that this Release shall be effective as a bar and shall serve as a complete defense to each and every one of the Claims and that it shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied.

(4)
I represent that I have not made any assignment or transfer of any Claim. I agree that neither this Release, nor the furnishing of the consideration for this Release, shall be deemed or construed at any time to be an admission by the Company or any Released Party of any improper or unlawful conduct. I agree that this Release is confidential and agree not to disclose any information regarding the terms of this Release, except to my immediate family and any tax, legal or other counsel with whom I may consult regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

(5)
Each provision of this Release shall be interpreted in such manner as to be effective and valid under applicable law and any provision of this Release held to be invalid, illegal or unenforceable in any respect shall be severable. This Release cannot be amended except in a writing duly executed by the Company and me.

(6)
The Company (meaning, solely for this purpose, the Company’s directors and executive officers) will not, and will use its commercially reasonable efforts to cause the other Released Parties to not, disparage Executive or Executive’s performance or otherwise take any action which could reasonably be expected to adversely affect Executive’s personal or professional reputation. Similarly, Executive will not disparage the Released Parties or otherwise take any action which could reasonably be expected to adversely affect the personal or professional reputation of the Released Parties.

(7)
The Company does hereby release and forever discharge as of the date hereof the Executive and his personal representatives and heirs, with respect to any action or omission by the Executive made in his capacity as employee, officer and director (and not in any other capacity, including, without limitation in the capacity as a “Seller” under and as defined in the Stock Purchase Agreement dated as of April 27, 2004 by and among the Company, RV Acquisition Inc. and certain other parties thereto, in the capacity as stockholder of RV Acquisition, Inc., in the capacity as beneficial owner of I-4 Land Holding Limited Company, and in the capacity as consignor under certain consignment agreements with the Company) which action or omission took place prior to the date hereof; provided that this release shall not be applicable to (i) such actions or omissions that represent willful misconduct or fraud other than any action or omission that was specifically approved by the board of directors, (ii) any rights or claims which arise after the date hereof, (iii) claims for enforcement of the Employment Agreement, and (iv) claims for enforcement of the Non-compete and Covenant Agreement.

(8)
I acknowledge that I have entered into this Release freely and without coercion, that I have been advised by the Company to consult with counsel of my choice, that I have had adequate opportunity to so consult, and that I have been given all time periods required by law to consider this Agreement, including but not limited to the 21-day period required by the Age Discrimination in Employment Act of 1967, as amended. I further acknowledge that within the 7-day period following my execution of this Agreement (the “Revocation Period”) I shall have the unilateral right to revoke this Agreement. In order to be effective, notice of Executive’s revocation of this Agreement must be received by the Company on or before the last day of the Revocation Period.

(9)	This Release shall be governed by the internal laws, and not the laws of conflicts, of the State of Florida.

I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED.

LAZY DAYS’ R.V. CENTER, INC.

By: /s/ John Horton
Name: John Horton
Title: Chief Executive Officer

/s/ Donald W. Wallace
Donald W. Wallace